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                                                 Pennsylvania Commerce Bancorp, Inc.
                                                Selected Consolidated Financial Data
                                                             (Unaudited)



                                                                                     Three Months Ended
                                                                                          March 31,
                                                           ----------------------------------------------------------------
                                                                                                                    %
( in  thousands,  except  per  share  amounts)                     2003                     2002                  Change
                                                           ---------------------    ----------------------      -----------

Income Statement Data:

  Net interest income                                             $ 7,604                   $ 6,298               21    %
  Provision for loan losses                                           325                       435              (25)   %
  Noninterest income                                                2,191                     1,823               20    %
  Noninterest operating expenses                                    7,028                     5,747               22    %
  Net income                                                        1,648                     1,290            +  28    %


Per Common Share Data:

  Net  income:  Basic                                              $ 0.77                    $ 0.64               20    %
  Net  income:  Diluted                                              0.71                      0.57            +  25    %


  Book Value                                                      $ 20.36                   $ 16.60            +  23    %

  Weighted average shares outstanding:
      Basic                                                         2,125                     1,986
      Diluted                                                       2,288                     2,226


Balance Sheet Data:

  Total assets                                                  $ 835,099                 $ 639,089            +  31    %
  Loans ( net)                                                    377,631                   345,571                9    %
  Allowance for loan losses                                         5,434                     4,785               14    %
  Investment Securities                                           369,502                   212,724               74    %
  Total deposits                                                  774,359                   588,371               32    %
  Core deposits                                                   710,166                   547,520               30    %
  Trust preferred securities                                       13,000                    13,000
  Stockholders' equity                                             44,479                    34,266            +  30    %


Capital:

  Stockholders' equity to total assets                               5.33 %                    5.36    %
  Leverage Ratio                                                     7.02                      7.43
  Risk based capital ratios:
  Tier 1                                                            10.95                     10.34
  Total Capital                                                     12.01                     11.72



Performance Ratios:

  Cost of funds                                                      1.75 %                    2.50    %
  Net interest margin                                                4.16                      4.38
  Return on average assets                                           0.83                      0.84
  Return on average total stockholders' equity                      15.20                     15.50


Asset Quality:

  Net charge-offs to average loans outstanding                       0.01 %                    0.05    %

  Nonperforming loans to total period-end loans                      0.19                      0.37

  Nonperforming assets to total period-end assets                    0.12                      0.22

  Allowance for loan losses to total period-end loans                1.42                      1.37

  Allowance for loan losses to nonperforming loans                    766 %                     370    %

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